Exhibit 99.2

January 13, 2025 ICR Conference

 Disrupting the mattress sector as a category innovator by leveraging proprietary technologies and driving market share gains in the premium mattress category.  Leading premium brand with a passionate consumer following and an NPS nearly 2x the largest competitor.  Robust business model – patent - protected, vertically integrated manufacturing with omni - channel distribution.

2024 Highlights In an environment of macro uncertainty and intensifying competitive pressures, we have been proactive to advance our Grid innovation and build momentum • Achieving Profitability through Path to Premium Sleep Strategy • Consolidating Manufacturing Operations • Restructuring and Delivering OpEx Savings • Driving Showroom Channel to Revenue Growth and Improved Profit • Launching Key Strategic Partnerships in Wholesale

2025 Strategic Pillars Gross Margin Delivery DTC Conversion Wholesale Partner Productivity Demand Generation Grid Leadership

Grid Leadership Purple is re - inventing luxury sleep with modern design and technology – replacing the traditional pillow top bed with all - new DreamLayer technology [PHOTO PLACEHOLDER]